Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-173076 and 333-188501) and Form S-8 (File Nos.  333-162185, 333-175569 and 333-191912) of EPL Oil & Gas, Inc. of our report dated February 27, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana

February 27, 2014